Exhibit 99.1
For Immediate Release
INFINITY REPORTS THIRD QUARTER OPERATING RESULTS
DENVER, Colorado (November 12, 2007) — Infinity Energy Resources, Inc. (NASDAQ Global Market: IFNY), an independent oil and gas exploration and development company, today reported its operating results for the third quarter and first nine months of 2007. The Company will host an investor conference call to discuss these results at 11:00 a.m. Eastern Time today, Monday, November 12, 2007 (see details below).
On November 9, 2007, the Company filed its Quarterly Report on Form 10-Q for the three and nine months ended September 30, 2007. It is recommended that interested parties read the report in its entirety. A brief summary of operating results for the respective periods ended September 30, 2007 is provided below.
Financial and Operations Review
For the three months ended September 30, 2007, revenues approximated $2.5 million, compared with approximately $3.7 million in the third quarter of 2006. An operating loss of $1.1 million was posted for the most recent quarter, compared with an operating loss of $16.7 million in the prior-year period. The Company reported net income from continuing operations of $3.1 million, or $0.18 per diluted share, for the third quarter of 2007, versus a net loss from continuing operations of $32.6 million, or $2.15 per share, in the three months ended September 30, 2006. Net income in the third quarters of 2007 and 2006 benefited from $4.8 million and $11.9 million of income related to changes in derivative values, respectively. In the third quarter of 2006, the Company reported a $15.0 million ceiling write-down of oil and gas properties and a $26.9 million charge related to the early extinguishment of debt.
For the nine months ended September 30, 2007, revenues approximated $7.1 million, compared with approximately $9.5 million in the first nine months of 2006. An operating loss of $20.5 million was recorded in the nine months ended September 30, 2007, compared with an operating loss of $29.7 million in the corresponding period of the previous year. The Company reported a net loss of $16.6 million, or $0.93 per share, in the first nine months of 2007, versus a net loss from continuing operations of $48.4 million, or $3.35 per share, in the nine months ended September 30, 2006. Net income in the first nine months of 2007 and 2006 benefited from $4.5 million and $11.7 million of income related to changes in derivative values, respectively. In the first nine months of 2007, the Company reported a $15.8 million ceiling write-down of oil and gas properties, versus a ceiling write-down of $26.6 million in the first nine months of 2006. Nine-month results in 2006 also included a charge of $27.1 million related to the early extinguishment of debt.
EBITDA (earnings from continuing operations before interest, income taxes, depreciation, depletion, amortization and accretion expenses, gains and losses on the sale of assets, expense related to the early extinguishment of debt, change in derivative fair value and ceiling write-down of oil an gas properties) for the three- and nine-month periods ended September 30, 2007 totaled $0.6 million and $0.6 million, respectively. (Note: A reconciliation of net loss to EBITDA is provided in the financial tables following this commentary).
Exploration and production operations produced 340 MMcfe (3.7 MMcfe per day) and 996 MMcfe (3.6 MMcfe per day) during the three and nine months ended September 30, 2007, respectively, compared with 500 MMcfe (5.4 MMcfe per day) and 1,242 MMcfe (4.6 MMcfe per day) in the respective prior-year periods. The following table provides information for the three and nine months ended September 30, 2007 and 2006:

	For the Three		For the Nine
	Months Ended		Months Ended
	September 30,		September 30,
	2007	2006	2007	2006
Production:
Natural gas (MMcf)	251.0	357.7	724.3	846.6
Crude oil (thousands of barrels)	14.8	23.7	45.3	66.0
Total (MMcfe)	339.8	500.2	996.1	1,242.5
Financial Data (thousands of dollars):
Total revenue	$2,460	$3,742	$7,092	$9,462
Production expenses	1,162	990	4,482	3,271
Production taxes	179	166	480	401
Financial Data per Unit ($ per Mcfe):
Total revenue	$7.24	$7.48	$7.12	$7.62
Production expenses	3.42	1.98	4.50	2.63
Production taxes	0.53	0.33	0.48	0.32
Infinity generated oil and gas revenue of $2.5 million in the three months ended September 30, 2007, compared with $3.7 million in the prior-year period. The $1.3 million, or 34%, decrease in revenue consisted of an approximate $0.1 million decrease attributable to lower average prices and a $1.2 million decrease attributable to lower oil and gas production. The decrease in equivalent production was principally the result of natural production declines.
Infinity achieved oil and gas revenue of $7.1 million in the nine months ended September 30, 2007, compared with $9.5 million in the prior-year period. The $2.4 million, or 25%, decrease in revenue consisted of an approximate $0.5 million decrease attributable to lower average prices and a $1.9 million decrease attributable to lower oil and gas production. The decrease in average price was attributable to a 15% decrease in the price received for oil, offset by a 5% increase in the price received for natural gas in 2007 as compared to the 2006 period. This decrease in the price of oil corresponded to a regional decrease in the demand for oil in northwest Colorado due to significant maintenance projects conducted at several local refineries during the first half of 2007. The decrease in equivalent production was principally the result of natural production declines and partly the result of a decrease in oil volumes produced by the Company in northwest Colorado as a result of the temporary cessation of production from the Wolf Mountain 15-2-7-87 well following a production equipment fire suffered on March 15, 2007. The Wolf Mountain 15-2-7-87 well was successfully returned to production on April 12, 2007.

Approximately $5.0 million in net cash was used in operating activities during the nine months ended September 30, 2007, compared with $13.5 million in net cash provided by operating activities in the corresponding period of the previous year (which included cash provided by discontinued operations). Net cash used in investing activities, including capital expenditures involving exploration and production activities, totaled $16.7 million in the first nine months of 2007, versus $29.0 million (including $4.6 million in capital expenditures associated with discontinued operations) in the nine months ended September 30, 2006.
Management Comments
“Our new management team is working diligently, and making progress, on addressing the Company’s borrowing deficiency with Amegy Bank and positioning Infinity to pursue the development potential of its properties in Texas and offshore Nicaragua,” stated Stanton E. Ross, Chief Executive Officer of Infinity Energy Resources, Inc.
“The workout agreement with our bank is progressing well,” continued Ross. “We have entered into two non-binding letters of intent with a substantially larger oil and gas exploration company to farm in to Infinity’s acreage position in Erath and Hamilton Counties in Texas, and to purchase all of our oil and gas producing properties in the Rocky Mountains. While there can be no assurance that these transactions will occur, we are optimistic and expect to release additional information prior to the end of this month.”
“In addition, I am pleased to report that progress continues regarding our 1.4 million-acre oil and gas concession offshore Nicaragua, which we believe has the potential to be the Company’s most valuable asset. Negotiations between federal and regional governmental agencies in Nicaragua regarding a variety of issues have been ongoing for the past several months, and based upon recent progress, I will be traveling to Managua later this month. We are hopeful that all issues regarding our contract will be finalized before year-end, in which case we expect to move forward with additional seismic and development work in early 2008,” concluded Ross.
Amegy Bank Deficiency
Under the Forbearance Agreement entered into with Amegy in August, Infinity is required to repay an $11.5 million borrowing base deficiency by November 30, 2007. In order to satisfy the $11.5 million borrowing base deficiency, Infinity is required to sell the assets of Infinity Oil & Gas of Wyoming, Inc. (“Infinity-Wyoming:”), which holds its Rocky Mountain oil and gas assets, and may be required to sell Infinity Oil and Gas of Texas, Inc.

Although Infinity is proceeding with efforts to sell Infinity-Wyoming; it may be unsuccessful in completing such sale or in otherwise selling sufficient assets to repay the borrowing base deficiency and satisfy certain other current liabilities, in which case there can be no assurance that Infinity will find alternative solutions to its liquidity difficulties. In addition, Infinity is currently in default under the loan agreement with Amegy, and although Infinity intends to seek waivers of existing and future defaults as they occur, Amegy currently has the right to declare an event of default and foreclose on substantially all of Infinity’s assets.
Conference Call and Webcast
The Company will host a conference call today, November 12, 2007, at 11:00 a.m. Eastern Standard Time to discuss its operating results and the outlook for the balance of the year in greater detail. The dial-in number for the call is 888-200-4690 (international participants should dial 973-935-8767), and the Access ID Code is 9447829. Parties interested in participating in the conference call should dial in approximately ten minutes prior to 11:00 a.m. EST. The call will also be broadcast live on the Internet at http://www.videonewswire.com/event.asp?id=44048. A replay of the conference call will be available two hours after the completion of the call, from November 12, 2007 until December 12, 2007, by dialing 877-519-4471 (international callers dial 973-341-3080 and entering Access Code ID 9447829. The call will also be archived on the Internet through February 10, 2008, at http://www.videonewswire.com/event.asp?id=44048 and on the Company’s website at www.infinity-res.com.
Infinity Energy Resources, Inc. is an independent energy company engaged in the exploration, development production of natural gas and oil and the acquisition of natural gas and oil properties in Texas and the Rocky Mountain region of the United States. The Company also has a 1.4 million-acre oil and gas concession offshore Nicaragua in the Caribbean Sea.
The Company is headquartered in Denver, Colorado and its common stock is listed on the NASDAQ Global Market under the symbol “IFNY”. For more information on Infinity Energy Resources, Inc., please visit the following link:
http://www.b2i.us/irpass.asp?BzID=1253&to=ea&s=0.
This press release includes statements that may constitute “forward-looking” statements, usually containing the words “believe”, “estimate”, “project”, “expect” or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Forward-looking statements in this press release include the Company’s plans to pursue the sale of its oil and gas properties in the Rocky Mountain region and the farm in to its properties in Erath and Hamilton counties in Texas, its ability to repay the $11.5 million borrowing base deficiency, its ability to address ongoing liquidity concerns, and plans to move forward with exploration in Nicaragua. Factors that could cause or contribute to such differences include, but are not limited to, operating risks, delays and problems, the availability of drilling rigs and services on acceptable terms, the results of drilling and completions, changes in the prices of oil and gas, unexpected negative geological variances, increases in interest rates, actions by Amegy Bank or other creditors with respect to debt obligations, liquidity and capital requirements, the unavailability of capital on acceptable terms, and other risks described under “Risk Factors” in the Company’s Annual Report on Form 10-K and in the Company’s periodic report filings with the Securities and Exchange Commission.
For additional information, please contact:
Stanton E. Ross, President/CEO at (720) 932-7800
(Financial Highlights Follow)

INFINITY ENERGY RESOURCES, INC. AND SUBSIDIARIES
Non-GAAP Disclosures: Reconciliation of Net Loss to EBITDA (1)
(unaudited, in thousands)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2007	2006	2007	2006

Net income (loss) from continuing operations	$3,124	$(32,570)	$(16,715)	$(48,409)
Adjustments:
Depreciation, depletion, amortization and accretion	1,402	3,065	4,406	7,287
Ceiling write-down of oil and gas properties	—	15,000	15,750	26,600
Non-cash stock-based compensation expense	290	320	875	501
Change in derivative fair value	(4,240)	(11,889)	(5,309)	(11,733)
Unrealized loss on commodity derivative instruments	(400)	—	1,165	—
Interest expense	467	859	467	2,494
Non-cash expense related to the early extinguishment of debt	—	26,918	—	27,128
(Gain) loss on sale of assets	—	25	—	(255)
Income taxes	—	—	—	—

EBITDA	$643	$1,728	$639	$3,613

(1)	In this press release, the term “EBITDA” is used. EBITDA is equivalent to earnings from continuing operations before interest, income taxes, depreciation, depletion, amortization and accretion expenses, gains and losses on the sale of assets, expense related to the early extinguishment of debt, change in derivative fair value, unrealized loss on commodity derivative instruments, and ceiling write-down of oil and gas properties. Infinity’s management believes EBITDA is an important financial measurement tool that provides information about the Company’s ability to service or incur indebtedness, and pay for its capital expenditures. This information differs from measures of performance determined in accordance with generally accepted accounting principles (GAAP) and should not be considered in isolation or as a substitute for measures of performance prepared in accordance with GAAP. This measure is not necessarily indicative of operating profit or cash flow from operations as determined under GAAP and may not be equivalent to similarly titled measures of other companies.

INFINITY ENERGY RESOURCES, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED)
(in thousands, except share and per share amounts)

	September 30,	December 31,
	2007	2006
ASSETS
Current assets:
Cash and cash equivalents	$252	$872
Accounts receivable	1,684	1,511
Prepaid expenses and other	390	719
Prepaid severance taxes	737	609

Total current assets	3,063	3,711
Property and equipment, at cost, net of accumulated depreciation	35	94
Oil and gas properties, using full cost accounting, net of accumulated depreciation, depletion and amortization and ceiling write-down:
Proved	26,983	24,581
Unproved	23,900	26,803
Intangible assets, at cost, net of accumulated amortization	416	59
Other assets, net	1,065	1,056

Total assets	$55,462	$56,304

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Note payable and current portion of debt	$22,010	$48
Accounts payable	5,539	7,832
Accrued liabilities	3,011	2,775
Accrued interest	676	—
Current portion of asset retirement obligations	705	466

Total current liabilities	31,941	11,121
Long-term liabilities:
Production taxes payable and other	398	535
Asset retirement obligations, less current portion	778	1,136
Derivative liabilities	587	5,895

Total liabilities	33,704	18,687

Commitments and contingencies
Stockholders’ equity:
Preferred stock, par value $.0001 per share; 10,000,000 authorized shares, no shares issued and outstanding	—	—
Common stock, par value $.0001 per share; 75,000,000 authorized shares, 17,871,157 (2007) and 17,866,157 (2006) shares issued and outstanding	2	2
Additional paid-in-capital	79,178	78,303
Accumulated other comprehensive income	—	118
Accumulated deficit	(57,422)	(40,806)

Total stockholders’ equity	21,758	37,617

Total liabilities and stockholders’ equity	$55,462	$56,304

INFINITY ENERGY RESOURCES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)
(in thousands, except per share data)

	For the Three Months		For the Nine Months Ended
	Ended September 30,		September 30,
	2007	2006	2007	2006
Revenue
Oil and gas sales	$2,460	$3,742	$7,092	$9,462

Operating expenses
Oil and gas production expenses	1,162	990	4,482	3,271
Oil and gas production taxes	179	166	480	401
General and administrative expenses	965	1,404	2,682	2,789
Depreciation, depletion, amortization and accretion	1,228	2,839	4,232	6,080
Ceiling write-down of oil and gas properties	—	15,000	15,750	26,600

Total operating expenses	3,534	20,399	27,626	39,141

Operating loss	(1,074)	(16,657)	(20,534)	(29,679)

Other income (expense)
Financing costs:
Interest expense, net of capitalization	(467)	(859)	(467)	(2,494)
Amortization of loan discount and costs, net	(174)	(226)	(174)	(1,207)
Early extinguishment of debt	—	(26,918)	—	(27,128)
Change in derivative fair value	4,842	11,889	4,491	11,733
Other	(3)	201	(31)	366

Total other income (expense)	4,198	(15,913)	3,819	(18,730)

Net income (loss) from continuing operations	3,124	(32,570)	(16,715)	(48,409)
Income from discontinued operations	99	4,281	99	11,470

Net income (loss)	$3,223	$(28,289)	$(16,616)	$(36,939)

Basic and diluted net income (loss) per share:
Net loss from continuing operations	$0.18	$(2.15)	$(0.93)	$(3.35)
Income from discontinued operations	—	0.28	—	0.80

Net income (loss)	$0.18	$(1.87)	$(0.93)	$(2.55)

Weighted average shares outstanding:
Basic	17,871	15,137	17,871	14,463

Diluted	17,871	15,137	17,871	14,463

INFINITY ENERGY RESOURCES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)
(in thousands)

	For the Nine Months
	Ended September 30,
	2007	2006
Cash flows from operating activities:
Net loss	$(16,616)	$(36,939)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation, depletion, amortization and accretion	4,232	7,066
Ceiling write-down of oil and gas properties	15,750	26,600
Amortization of loan discount and costs	174	1,207
Non-cash early extinguishment of debt	—	27,128
Current interest expense settled by stock issuance, net of amounts capitalized	—	1,079
Interest expense added to principal	—	1,357
Non-cash stock-based compensation expense	875	501
Changes in fair value of derivative instruments	(5,309)	(11,733)
Unrealized (gain) loss on commodity derivative instruments	1,165	(73)
Gain on sales of assets	—	(267)
Change in operating assets and liabilities:
Increase in accounts receivable	(173)	(1,781)
Increase in prepaid expenses and other	(170)	(871)
(Decrease) increase in accounts payable and accrued liabilities	(4,925)	227

Net cash (used in) provided by operating activities	(4,997)	13,501

Cash flows from investing activities:
Capital expenditures — exploration and production	(16,720)	(23,821)
Capital expenditures — oilfield services	—	(4,631)
Proceeds from sale of fixed assets	—	218
Increase in other assets	—	(788)

Net cash used in investing activities	(16,720)	(29,022)

Cash flows from financing activities:
Net proceeds from borrowings on long-term debt	22,000	8,000
Proceeds from issuance of common stock	—	694
Debt issuance costs	(865)	(333)
Repayment of notes payable	(38)	(317)

Net cash provided by financing activities	21,097	8,044

Net decrease in cash and cash equivalents	(620)	(7,477)
Cash and cash equivalents, beginning of period	872	7,942

Cash and cash equivalents, end of period	$252	$465